Exhibit 10.1

SEVERANCE AGREEMENT

THIS SEVERANCE AGREEMENT (the "Agreement") is made and entered into as of this 18th day of November, 2009, by and between First Financial Northwest, Inc. (the “Employer”), and Robert H. Gagnier (the "Employee").

WHEREAS, the Employee is a Vice President of the Employer and Senior Vice President and Chief Lending Administrative Officer of First Savings Bank Northwest (the “Bank”).

WHEREAS, the Employee will be terminating employment with the Employer and the Bank.

WHEREAS, the Employer desires to provide a severance payment to the Employee, in exchange for which the Employee will provide his services during a transition period in connection with the lending functions and activities of the Employer and the Bank.

NOW, THEREFORE, in consideration of the foregoing and of the respective covenants and agreements of the parties herein, it is AGREED as follows:

1.           Upon the Employee's complete termination of employment with the Employer and the Bank, the Bank shall pay the Employee two hundred and twenty-five thousand dollars ($225,000) in a single lump sum.  Said sum shall be paid as part of the Employee’s last pay period, subject to applicable tax and other withholding requirements.  No further amounts shall be due the Employee in connection with his termination of employment from the Employer and the Bank except for salary due through the date of his termination of employment, and any benefits that have accrued and are vested as of that date.

2.           In consideration of the payment referred to in Paragraph 1, after the Employee’s termination of employment, the Employee shall make himself available to provide support to the lending functions and activities of the Employer and the Bank, at such time and in such manner as the Employer or the Bank may reasonably request, until March 31st, 2010.   The obligation to provide this continued support is personal to the Employee and may not be assigned or delegated.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

Attest:	FIRST FINANCIAL NORTHWEST, INC.

H. A. Blencoe, Secretary	By: Victor Karpiak
Its: President and Chief Executive Officer

EMPLOYEE

Robert H. Gagnier